UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

WESTWATER RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.
◻	Fee paid previously with preliminary materials.

[   ] Fee computed on table in exhibit required by Item25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Suite 300
Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.westwaterresources.net

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To the stockholders of Westwater Resources, Inc.:

We will hold our 2022 Annual Meeting of Stockholders on Tuesday, May 10, 2022, at 8:00 a.m., local time, at the Grand Bohemian Hotel located at 2655 Lane Park Road in Birmingham, Alabama to consider and vote upon the following matters:

1.	Elect as directors the five nominees named in the accompanying proxy statement.
2.	Approve an amendment to our 2013 Omnibus Incentive Plan as amended (“Incentive Plan”) to extend the termination date for the Incentive Plan by 5 years to June 4, 2028.
3.	Provide advisory approval of our executive compensation.
4.	Ratify the appointment of Moss Adams LLP as our independent registered public accountant for 2022.
5.	Transact such other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board has fixed the close of business on Monday, March 14, 2022, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting in person.  Whether or not you plan to be present at the meeting, you are requested to sign and return the enclosed proxy in the enclosed envelope, or to vote your shares over the telephone or over the Internet, so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.  The giving of such proxy will not affect your right to vote in person, should you later decide to attend the meeting.  Please date and sign the enclosed proxy and return it promptly in the enclosed envelope or vote over the telephone or Internet.  Your vote is important.

By Order of the Board of Directors,

/s/ JOHN W. LAWRENCE

John W. Lawrence, Secretary

Centennial, Colorado

March 15, 2022

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on May 10, 2022:
The Notice of Annual Meeting, Proxy Statement and 2021 Annual Report to Stockholders
are available at www.westwaterresources.net.

2022 PROXY STATEMENT SUMMARY

This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement and our 2021 Annual Report before you vote. This proxy statement is being made available to stockholders on or about Monday, March 21, 2022.

2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, May 10, 2022, at 8:00 a.m., local time

Record Date:	Monday, March 14, 2022

Place:	Grand Bohemian Hotel
2655 Lane Park Road
Birmingham, Alabama 35233

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter	Board Recommendation
1. Election of five nominees to our Board of Directors (page 6)	FOR each Director Nominee
2. Approval of an extension of the termination date for the 2013 Omnibus Incentive Plan (page 17)	FOR
3. Advisory vote to approve our executive compensation (page 23)	FOR
4. Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2022 (page 38)	FOR

DIRECTORS OF THE COMPANY AND 2022 NOMINEES FOR DIRECTOR

			Committees
		Director			Nominating and	Safety
Name	Age	Since	Audit	Compensation	Corporate Governance	and Sustainability
Terence J. Cryan +	59	2017; 2006-16				x
Chad D. Potter #	47	2022				Ch.
Tracy D. Pagliara *	59	2017	x	x	Ch.
Karli S. Anderson *	48	2018	x	Ch.		x
Deborah A. Peacock *	65	2020	Ch.	x	x

+	Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result he is no longer an Independent Director.
#

Mr. Potter was appointed to the Board effective February 26, 2022, following the retirement of Christopher M. Jones on February 25, 2022. Also on February 26, 2022, Mr. Potter was elected the Company’s President and Chief Executive Officer. Mr. Potter is not an Independent Director.

*	Independent Director.

i

ii

Suite 300
Westwater Resources, Inc. 6950 S. Potomac Street, Suite 300 Centennial, Colorado 80112 www.westwaterresources.net

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by Westwater Resources, Inc. (“Westwater” or the “Company”) on behalf of its Board of Directors for the 2022 Annual Meeting of Stockholders (“Annual Meeting”).

Questions and Answers About the Annual Meeting

Q:   Why am I receiving this proxy statement?

A:   You are receiving this proxy statement because you have been identified as a holder of the Company’s common stock as of the close of business on Monday, March 14, 2022, the record date for the 2022 Annual Meeting of Stockholders.

Q:   When and where is the Annual Meeting?

A:   The Annual Meeting will take place on Tuesday, May 10, 2022, at 8:00 a.m., local time, at the Grand Bohemian Hotel, 2655 Lane Park Road, Birmingham, Alabama 35233.

Q:   What are holders of commons stock being asked to vote on?

A:   Holders of common stock are being asked to:

●	Proposal 1: Elect as directors the five nominees named in this proxy statement.
●	Proposal 2: Approve an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan, as amended, to extend the termination date for the Incentive Plan by 5 years to June 4, 2028.
●	Proposal 3: Provide advisory approval of our executive compensation.
●	Proposal 4: Ratify the appointment of Moss Adams LLP as our independent registered public accountant for 2022.

In addition, we may consider such other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Q:   Why is the Company seeking an amendment to the 2013 Omnibus Incentive Plan?

A:   This amendment will allow the Company to continue to grant stock-based awards until June 4, 2028, which will allow the Company to continue to align executive compensation with stockholder value.

Q:   Who is eligible to vote at the Annual Meeting?

A:   Holders of common stock as of the close of business on Monday, March 14, 2022, the record date for the Annual Meeting, or their duly authorized proxy holders, are eligible to vote.  As of the close of business on the record date, there were 41,103,423 shares of common stock outstanding and entitled to vote at the Annual Meeting.

If you own shares that are registered in the name of someone else, such as a broker, bank or other nominee, you need to direct that organization to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting.

Q:   How many votes do stockholders have?

A:   Holders of common stock are entitled to cast one vote on each proposal properly brought before the Annual Meeting for each share of common stock that such holder owned at the close of business on the record date.

As of March 3, 2022, directors and executive officers of the Company as a group beneficially owned and were entitled to vote 343,246 shares of common stock, representing approximately 1% of the shares of common stock entitled to vote at the Annual Meeting.  All of the directors and executive officers of the Company who are entitled to vote at the Annual Meeting have advised the Company that they intend to vote their shares of common stock in favor of each of the proposals, although such persons have not entered into agreements obligating them to do so.

Q:   What vote is required to approve each of the proposals?

A:   Assuming a quorum is present:

●	Election of Directors: For Proposal 1, directors are elected by a plurality, and the five nominees for director who receive the most FOR votes at the Annual Meeting in person or by proxy will be elected to the Board. Abstentions, “broker non-votes” and shares that are voted “withhold” in regard to a director nominee will not be counted toward such nominee’s election and will have no effect on the outcome of the election.
●	All Other Proposals: For the other proposals and any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting, the affirmative vote of a majority of the votes cast on such proposals or other business at the Annual Meeting in person or by proxy is required for approval. Abstentions and “broker non-votes” are not treated as cast either for or against any such proposals or other business, and therefore will not affect the outcome of the vote.

Q:   What constitutes a quorum for the Annual Meeting?

A:   The presence in person or by proxy of the holders of one-third of the votes entitled to be cast at the Annual Meeting constitutes a quorum under the Company’s bylaws.  The Company will treat shares of common stock represented by a properly signed and returned proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum.  If a quorum is not present, the holders of record of a majority of such shares present and entitled to vote may adjourn the Annual Meeting until a quorum is obtained.

Q:   How does the Board recommend that I vote?

A:   The Board unanimously recommends that you vote “FOR” each of the proposals, including each director nominee.

Q:   What happens if I don’t vote?

A:   If you are the beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), the broker, bank or other holder of record who holds your shares of common stock will have authority to vote on “routine” proposals, such as the ratification of the appointment of Moss Adams LLP as our independent registered public accountants for 2022 (Proposal 4).

However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to non-routine matters, such as the election of directors (Proposal 1), the approval of the amendments to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan (Proposal 2), and advisory approval of our executive compensation (Proposal 3), if you have not submitted voting instructions to the broker, bank or other nominee.  As a result, absent specific instructions from the beneficial owner of such shares, brokers, banks or other holders of record are not empowered to vote such shares on non-routine matters, which we refer to as a “broker non-vote.”  The effect of not instructing your broker, bank or other holder of record regarding how you wish your shares to be voted will NOT be counted as “FOR” or “AGAINST” for these non-routine matters, and will NOT have an effect on Proposals 1, 2, or 3.

No matter how many or few shares you own you are encouraged to vote and have your voice heard.

Q:   What do I need to do now?

A:   After carefully reading and considering the information contained in this proxy statement, please vote promptly by calling the toll-free number listed on your proxy card, accessing the Internet website listed on your proxy card or by completing, signing and dating your proxy card and returning it by mail in the enclosed postage-paid envelope.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. Submitting your proxy by telephone, Internet or mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the Annual Meeting.  For information on how to vote your shares in person at the Annual Meeting, see “Can I attend the Annual Meeting and vote my shares in person?” below.

Q:   How do I vote?

A:   Stockholders of record may vote, either in person or by proxy, through the following methods:

●	Via the Internet: You may vote by proxy via the Internet by following the instructions on the proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.
●	By Telephone: You may vote by proxy by calling the toll-free number found on the proxy card. You will be asked to provide the company number and control number from the enclosed proxy card.
●	By Mail: You may vote by proxy by filling out the proxy card and sending it back in the envelope provided.
●	In Person: You may attend the Annual Meeting and vote in person.

If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank or other holder of record), you can vote in one of four ways:

●	Via the Internet: You may vote by proxy via the Internet by following the instructions on the voting instruction form accompanying the proxy materials.
●	By Telephone: You may vote by proxy by calling the toll-free number found on the voting instruction form.
●	By Mail: You may vote by proxy by filling out the voting instruction form and sending it back in the envelope provided.
●	In Person: You must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote in person. You will need to ask the broker, bank or other nominee holding your shares for a legal proxy and bring the legal proxy with you to the Annual Meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the Annual Meeting and vote in person or legally appoint another proxy to vote on your behalf.

Q:   How will my proxy be voted?

A:   All shares of common stock represented at the Annual Meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or over the Internet without giving specific voting instructions, your shares will be voted “FOR” each director nominee and all other proposals.

Q:   If my broker holds my shares in “street name,” will my broker automatically vote my shares for me?

A:   No.  If you do not provide your broker with instructions on how to vote your “street name” shares, your broker will not be permitted to vote on non-routine matters on your behalf.  You should therefore be sure to provide your broker with instructions on how to vote your shares, following the directions your broker provides to you.  Please check the voting form used by your broker to see if the broker offers telephone or Internet voting.

All stockholders are urged to have their voices heard on these important matters – please vote your shares today.

Q:   Can I attend the Annual Meeting and vote my shares in person?

A:   Yes.  All stockholders, including stockholders of record and stockholders who hold their shares through banks, brokers, custodians or any other record holder, are invited to attend the Annual Meeting.  Holders of record of common stock as of the record date can vote in person at the Annual Meeting.  If you are not a stockholder of record, you must obtain a valid proxy, executed in your favor, from the record holder of your shares, such as a bank, broker, custodian or other record holder, to be able to vote in person at the Annual Meeting.

If you plan to attend the Annual Meeting, you must hold your shares in your own name, have a letter or recent brokerage statement from the record holder of your shares confirming your ownership or have a valid proxy authorizing you to vote shares at the meeting, and you must bring a form of personal photo identification with you in order to be admitted.  The Company reserves the right to refuse admittance to anyone without proper proof of share ownership, proper authorization to vote shares, or proper photo identification.

Q:   What does it mean if I receive more than one set of materials?

A:   This means you own shares of the Company that are registered under different names.  For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials.  You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards you receive in order to vote all of the shares you own.  Each proxy card you receive will come with its own postage-paid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:   What can I do if I want to change or revoke my vote?

A:   You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by voting again at a later date through any of the methods available to you, by attending the Annual Meeting and voting in person, or if you are a holder of record, by giving written notice of revocation to the Company prior to the time the meeting begins.  Written notice of revocation should be mailed to: Westwater Resources, Inc., Attention: Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

If you hold your shares in “street name,” and wish to change or revoke your vote, please refer to the information on the voting instruction form included with these materials and forwarded to you by your bank, broker, custodian or other record holder to see your voting options.

Q:   Whom should I call if I have questions about the Annual Meeting?

A:   You should contact Christopher Rice, our proxy solicitor at Morrow Soladi, at 800 662-5200 or at WWR@info.morrowsodali.com, or contact John Lawrence, our Corporate Secretary, at 303-531-0516 or at jlawrence@westwaterresources.net.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board has nominated five directors for election at the Annual Meeting.  The directors will hold office from election until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their death, resignation, or removal. All of the nominees are currently directors.  Terence J. Cryan, Tracy D. Pagliara, Karli S. Anderson, and Deborah A. Peacock were elected by the stockholders at the 2021 Annual Meeting.  Mr. Potter was appointed to the Board effective February 26, 2022, following the resignation of Christopher M. Jones on February 25, 2022.

If your proxy is properly completed and received in time for the Annual Meeting, and if your proxy does not indicate otherwise, the represented shares will be voted “FOR” each of the directors presented below.  We have no reason to believe that any of the nominees for director will be unable to serve if elected.  However, if any of these nominees becomes unavailable, the persons named in the proxy intend to vote for any alternate designated by the current Board.  Proxies cannot be voted for a greater number of persons than the nominees named.

The paragraphs below describe each nominee’s individual management and leadership experience for at least the last five years, which the Company believes, in the aggregate, creates a well-rounded and capable Board of Directors and contributes to the overall effectiveness of our Board and each of its Committees.  As a result of the Company’s continuing efforts to diversify the Board of Directors, two-thirds of the independent Directors are female.  Each nominee is an incumbent director, with Mr. Potter having joined the Board effective February 26, 2022.  Each nominee consents to being named herein and to serve on the Board if elected.  There are no family relationships among any director, executive officer or any person nominated or chosen by us to become a director.

Following each nominee’s biography below, we have highlighted certain notable skills and qualifications that contributed to his or her selection as a member of our Board of Directors.

Name	Age	Director Since	Primary Occupation
Terence J. Cryan	59	2017; 2006-2016	Chairman of the Board, Westwater Resources, Inc. (Executive Chairman since February 26, 2022) and Managing Director, MACCO Restructuring Group, LLC
Chad M. Potter	47	2022	President and Chief Executive Officer, Westwater Resources, Inc.
Tracy D. Pagliara	59	2017	President & CEO of Williams Industrial Services Group, Inc.
Karli S. Anderson	48	2018	Executive Vice President, ESG & IR, Summit Materials, Inc.
Deborah A. Peacock	65	2020	President, CEO & Managing Director, Peacock Law P.C.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

DIRECTOR NOMINEES

Terence J. Cryan
Director, Executive Chairman of the Board and Member of the Safety and Sustainability Committee

Terence J. Cryan rejoined the Westwater Resources Board as its Chairman in August 2017, and he became Executive Chairman on February 26, 2022.  He previously served as a director from October 2006 to March 2016, served as Westwater’s Interim President and Chief Executive Officer from September 2012 to March 2013, and served as Chairman of the Board from June 2014 through March 2016.  Mr. Cryan is also Chairman of the Board of Ocean Power Technologies, Inc. where he has served as a director since October 2012.

Mr. Cryan currently serves as a Managing Director of MACCO Restructuring Group, LLC, which provides qualified interim leadership and advice to stakeholders across a broad spectrum of business sectors.  Mr. Cryan served as President and Chief Executive Officer of Global Power Equipment Group Inc. (now known as Williams Industrial Services Group), a publicly traded provider of construction and maintenance services to power, energy and industrial customers, from March 2015 until July 2017.  Previously, Mr. Cryan served as Co-founder and Managing Director of Concert Energy Partners, an investment and private equity firm based in New York City from 2001 until 2015. Prior to that, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns.  Additionally, Mr. Cryan was a Managing Director, Head of the Energy and Natural Resources Group and member of the Investment Banking Operating Committee at Paine Webber which he joined following its acquisition of Kidder, Peabody in 1994.  From 2007 to 2010, Mr. Cryan also served as President and Chief Executive Officer of Medical Acoustics LLC.

Mr. Cryan served as a Director on the Board of Global Power Equipment Group Inc. from January 2008 until July 2017. Mr. Cryan was previously a Director on the Board of Superior Drilling Products, Inc. from June 2014 to December 2016.  He was also previously a director of The Providence Service Corporation from May 2009 to May 2011, and Gryphon Gold Corporation from August 2009 to December 2012.  Mr. Cryan has also been an adjunct professor at the Metropolitan College of New York Graduate School of Business.  Mr. Cryan received a Master of Science degree in Economics from the London School of Economics in 1984 and a Bachelor of Arts degree in Economics from Tufts University in 1983.  Mr. Cryan is a Board Leadership Fellow and member of the National Association of Corporate Directors.

Mr. Cryan’s extensive financial industry experience provides him with a wealth of knowledge in dealing with financial, accounting and regulatory matters.  Mr. Cryan’s prior professional experience also permits him to provide valuable advice to the Company with respect to potential capital raising and merger and acquisition transactions, and his prior Board service and service as Interim President and Chief Executive Officer of the Company provides him a deep understanding of the operations of the Company.

Chad M. Potter
Director, President and Chief Executive Officer
Chairman of the Safety and Sustainability Committee

Chad M. Potter was elected as President and Chief Executive Officer and was appointed a director on February 26, 2022.  Mr. Potter joined Westwater in August 2021 and served as Chief Operating Officer (COO) until he was elected President and CEO.  Prior to that, Mr. Potter was the COO and Vice President of Operations of American Consolidated Industries, Inc., a producer of steel products, from April 2019 to August 2021.  As a senior member of the American Consolidated Industries executive team, he led all operating activities for the company’s four business units and was responsible for safety, profitability, strategic growth, preventative/predictive maintenance, and acquisitions.  Prior to his time at American Consolidated Industries, Inc., Mr. Potter served in various management roles at Nucor Steel Corporation, a producer of steel and related products, from July 2004 to February 2019, including as CEO for Nucor-JFE Steel Mexico, a joint venture between Nucor Steel Corporation and JFE Steel Corporation, and as Division Controller of Nucor Steel Decatur, LLC.  Before joining Nucor Steel Corporation, Mr. Potter held various operations and accounting roles at Hobart Corporation (2001-2004), Park Electrochemical Corporation (1999-2001) and Hypercom (1995-1999).  Mr. Potter holds a Master of Business Administration from Morehead State University and received his Bachelor of Science in Business from Wright State University.

Mr. Potter has worked on the Company’s Coosa Graphite Project in Kellyton, Alabama since August 2021.  He is a recognized leader in the metals industry and known for implementing safe and profitable business practices.  He has the necessary experience, executive aptitude, industry expertise, leadership know-how and a track record of world-class safety procedure to serve the Company well through the construction and operation of the Coosa Graphite Project.

Tracy D. Pagliara
Director, Chairman of the Nominating and Corporate Governance Committee and Member of the Audit Committee and the Compensation Committee

Tracy D. Pagliara has served as a director since July 2017.  Since April 2018, Mr. Pagliara has been serving as CEO of Williams Industrial Services Group Inc. (f/k/a Global Power Equipment Group, Inc.), a publicly traded provider of construction and maintenance services to power, energy and industrial customers (“Williams”).  From July 2017 to April 2018, Mr. Pagliara served as Co-President and Co-CEO of Williams.  Mr. Pagliara joined Williams in April 2010 as General Counsel, Secretary and Vice President, Business Development and served in multiple other positions of increasing responsibility, including Senior Vice President, Administration, prior to his appointment as Co-President and Co-CEO in July 2017.  Prior to joining Williams in April 2010, Mr. Pagliara served as the Chief Legal Officer of Gardner Denver, Inc., a leading global manufacturer of highly engineered compressors, blowers, pumps, and other fluid transfer equipment, from August 2000 through August 2008.  He also had responsibility for other roles during his tenure with Gardner Denver, including Executive Vice President of Administration, Chief Compliance Officer, and Corporate Secretary.  Prior to joining Gardner Denver, Mr. Pagliara held positions of increasing responsibility in the legal departments of Verizon Communications/GTE Corporation from August 1996 to August 2000 and Kellwood Company from May 1993 to August 1996, ultimately serving in the role of Assistant General Counsel for each company.  Mr. Pagliara has a B.S. in Accounting and a J.D. from the University of Illinois.  He is a member of the Missouri and Illinois State Bars and a Certified Public Accountant.

Mr. Pagliara brings to the Board extensive experience advising public companies and companies in the energy industry, in addition to companies with similar capital needs to Westwater.  Mr. Pagliara’s background in accounting will also permit him to contribute substantially as a member of the Audit Committee.

Karli S. Anderson
Director, Chair of the Compensation Committee and Member of the Audit Committee and the Safety and Sustainability Committee

Karli S. Anderson is Executive Vice President, Environmental, Social, Governance and Head of Investor Relations at Summit Materials, Inc., a leading vertically-integrated materials company with operations throughout North America.  She is responsible for the Safety, Environmental, Social and Governance, and Investor Relations functions of Summit Materials, Inc.  She previously served as Vice President, Investor Relations for Royal Gold, Inc., a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties, and similar production-based interests with over 190 properties on six continents.  Previously, from 2010 to 2013, Ms. Anderson was a Senior Director of Investor Relations for Newmont Mining Corporation, one of the world’s largest gold producers. Ms. Anderson’s 20 years of capital markets experience includes stockholder engagement related to environmental, social and governance (ESG) factors with both equity and fixed income investors as well as proxy advisory firms.  From 2012 to 2018, Ms. Anderson served as Chairman of the Board of the Denver Gold Group, an organization representing seven-eighths of the world’s publicly traded gold and silver companies.  Ms. Anderson holds a Bachelor’s Degree in telecommunications from Ohio University, a Masters of Business Administration (finance) from the Wharton School at the University of Pennsylvania.  Ms. Anderson is a Governance Fellow and member of the National Association of Corporate Directors.

Ms. Anderson’s insights and guidance, her wealth of experience in the mining industry leading an environmental and safety function, as well as her advocacy towards greater corporate governance within the investment community, will continue to be critical assets to Westwater.

Deborah A. Peacock

Chair of the Audit Committee and Member of the Compensation and Nominating and Corporate Governance Committees

Ms. Peacock is an attorney licensed to practice law in New Mexico, Colorado, and New York, and she is a Registered Patent Attorney.  Ms. Peacock is also a Registered Professional Engineer in Colorado and New Mexico.  Ms. Peacock is the President, CEO, Managing Director, and owner of Peacock Law P.C. located in Albuquerque, New

Mexico, which she founded in April 1995.  In 2014, Ms. Peacock co-founded the Greater New Mexico Chapter of Women Corporate Directors.

Since 2011, Ms. Peacock has served on the Board of Regents of New Mexico Institute of Mining & Technology and currently serves as the Chair.  Ms. Peacock has served on the New Mexico Mining Safety Board from 2015 until 2021.  Since 2017, Ms. Peacock has served on the Board of Directors of THEMAC Resources Group, Ltd. (and Chairs its Corporate Governance Committee and is a member of its Audit Committee) as well as its wholly-owned subsidiary New Mexico Copper Corp.  Since 2017, Ms. Peacock has served on the Board of Directors of New Mexico Gas Company, and since 2018 she has served on the Board of Directors of Emera Technologies, LLC – both wholly-owned subsidiaries of Emera, Inc.  Ms. Peacock has served on the Board of New Mexico Angels since 2005.  In addition to her current Board service, Ms. Peacock previously served on the Board of The Georgia O’Keeffe Museum located in Santa Fe, New Mexico and both its Audit and Executive Committees, and as Chair of its Audit Committee.  She previously served on the New Mexico Environmental Improvement Board and as Chair for four years.

Ms. Peacock obtained her Bachelors of Science degree (B.S.) in Metallurgical Engineering from the Colorado School of Mines, and her Law Degree (J.D.) from Harvard Law School.  She is also a Governance Fellow with the National Association of Corporate Directors.  Ms. Peacock brings to the Board extensive experience in or with corporate governance, financial oversight, ESG, a wide variety of business and corporate legal matters including intellectual property and mergers & acquisitions, and has knowledge of mining and metallurgy industries, environmental regulations, permitting, and community involvement and engagement.

CORPORATE GOVERNANCE

Board of Directors

The Company’s business and affairs are overseen by the Board pursuant to the Delaware General Corporation Law and the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”).  Members of the Board are kept informed of the Company’s business through discussions with the Chairman and key members of management, by reviewing materials provided to them and by participating in Board and Committee meetings.  All members of the Board are elected annually by the stockholders.

Regular attendance at Board meetings and the Annual Meeting is expected of each director.  Our Board held 15 meetings during 2021.  No director attended fewer than 75% of the total number of Board and applicable Committee meetings in 2021.  The independent directors met in executive session at several of the Board meetings held in 2021.  All of the directors at the time attended the 2021 Annual Meeting of Stockholders.

Board Leadership Structure

The Company’s governing documents allow the roles of Chairman (or Executive Chairman) and Chief Executive Officer to be filled by the same or different individuals.  This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. Currently, Mr. Cryan serves as Executive Chairman and Mr. Potter serves as Chief Executive Officer.

Determination of 2022 Director Nominees

Each of the director nominees at the 2022 Annual Meeting are existing directors of the Company.  Mr. Cryan, Mr. Pagliara, Ms.  Anderson, and Ms. Peacock were elected by the stockholders at the 2021 Annual Meeting.  Mr. Potter was appointed to the Board effective February 26, 2022, following the retirement of Christopher M. Jones on February 25, 2022.  Mr. Jones served on the Westwater Board of its Directors from March 2013 until February 2022.

Director Independence

The Board annually reviews all relationships that directors have with the Company to affirmatively determine whether the directors are “independent” under NYSE American listing standards.  The Board has determined that each of Mr. Pagliara, Ms. Anderson, and Ms. Peacock are “independent” and as a result, each existing member of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is “independent.”  Mr. Cryan was determined an “independent” director until February 26, 2022, when he began serving as Executive Chairman.  In arriving at the foregoing independence determination, the Board considered transactions and relationships between each director or any member of her or his immediate family and the Company, its subsidiaries, or its affiliates.  The Board has determined that the directors designated as “independent” have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Communications with the Board

Interested parties, including the Company’s stockholders, desiring to communicate with the Board members, including its non-management directors as a group, may do so by mailing a request to the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.  Pursuant to the instruction of the Company’s non-management directors, the Secretary will review inquiries and if they are relevant to, and consistent with our operations, policies and procedures, they will be forwarded to the director or directors to whom they are addressed. Inquiries not forwarded will be retained by the Company and will be made available to any director upon request.

Committees of the Board

The Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Safety and Sustainability Committee. The table below indicates the members of each standing Board Committee as of March 14, 2022.

			Nominating and	Safety and
Board Member	Audit	Compensation	Corporate Governance	Sustainability
Terence J. Cryan +				x
Chad M. Potter #				Ch.
Tracy D. Pagliara *	x	x	Ch.
Karli S. Anderson *	x	Ch.		x
Deborah A. Peacock *	Ch.	x	x

+	Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result he is no longer an Independent Director.
#

Mr. Potter was appointed to the Board effective February 26, 2022, following the retirement of Christopher M. Jones on February 25, 2022.  Also on February 26, 2022, Mr. Potter was elected the Company’s President and Chief Executive Officer.  Mr. Potter is not an Independent Director.

*	Independent Director.

Each of the Company’s Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Safety and Sustainability Committee operates under a charter, adopted by the Board, which is available on the Company’s website at www.westwaterresources.net under “Corporate Governance,” or in print, without charge, to any stockholder who sends a request to the office of the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.  The functions performed by each of the standing Committees are briefly described below.

The Audit Committee

We have a separately-designated Audit Committee composed solely of independent directors.  The Audit Committee held four meetings in 2021.

The Audit Committee’s primary responsibilities are to:

●	assist the Board in discharging its responsibilities with respect to the accounting policies, internal controls and financial reporting of the Company;
●	monitor compliance with applicable laws and regulations, standards and ethical business conduct, and the systems of internal controls;
●	assist the Board in its oversight of the qualifications, independence and performance of the registered public accounting firm engaged to be the independent auditor of the Company; and
●	prepare the Audit Committee report required to be included in the Company’s proxy statements.

The Board has determined that Ms. Peacock, the Chair of the Audit Committee, and Mr. Pagliara, a member of the Audit Committee, each satisfies the criteria adopted by the Securities and Exchange Commission (“SEC”) to serve as an “audit committee financial expert.”  In addition, the Board has determined that each of Ms. Peacock, Mr. Pagliara, and Ms. Anderson, constituting all current members of the Audit Committee, is an independent director pursuant to the requirements under the Securities Exchange Act of 1934 (“Exchange Act”) and NYSE American listing standards and is able to read and understand the Company’s financial statements.

The Compensation Committee

The Compensation Committee held five meetings in 2021.  The Compensation Committee is responsible for assisting the Board in setting the compensation of the Company’s directors and executive officers and administering and implementing the Company’s incentive compensation plans and equity-based plans.  The Compensation Committee’s duties and responsibilities are to:

●	review and approve corporate goals and objectives relevant to the compensation of the Company’s executive officers;
●	evaluate the performance of the Company’s executive officers in light of such goals and objectives; and
●	determine and approve executive officer compensation based on such evaluation.

The Compensation Committee also reviews and discusses the Compensation Discussion and Analysis appearing in the Company’s proxy statements with management, and based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis set forth herein be included in this proxy statement.

Under the Compensation Committee Charter, the Compensation Committee has the authority to retain compensation consultants. NFP Compensation Consulting (f/k/a Longnecker and Associates) was engaged in the Spring of 2021 to review the Company’s compensation program for named executive officers.  Meridian Compensation Partners was engaged in March 2018 to review our Long-Term Incentive program to ensure it was competitive as an incentive and retention program.  See the discussion under the heading “Compensation Discussion and Analysis” for further information regarding the executive compensation programs.  The Compensation Committee also has the authority to obtain advice and assistance from executives, internal or external legal, accounting, or other advisors as it determines necessary to carry out its duties.

The Compensation Committee may delegate its authority to determine the amount and form of compensation paid to non-executive employees and consultants to officers and other appropriate supervisory personnel.  It may also delegate its authority (other than its authority to determine the compensation of the Chief Executive Officer) to a subcommittee of the Compensation Committee. Finally, to the extent permitted by applicable law, the Compensation Committee may delegate to one or more officers (or other appropriate personnel) the authority to recommend stock options and other stock awards for employees who are not executive officers or members of the Board.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held one meeting in 2021.  The Nominating and Corporate Governance Committee’s duties and responsibilities are to:

●	recommend to the Board director nominees for the annual meeting of stockholders;
●	recommend and approve compensation for the independent directors;
●	identify and recommend candidates to fill vacancies occurring between annual stockholder meetings; and
●	oversee all aspects of corporate governance of the Company.

The Nominating and Corporate Governance Committee of the Board identifies director candidates based on input provided by a number of sources, including members of the Nominating and Corporate Governance Committee, other directors, our stockholders, members of management and third parties.  The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties.  Any stockholder recommendation must be sent to the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, and must include detailed background information regarding the suggested candidate that demonstrates how the individual meets the Board membership criteria discussed below.  The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates.

As part of the identification process, the Nominating and Corporate Governance Committee takes into account each candidate’s business and professional skills, experience serving in management or on the board of directors of companies similar to the Company, financial literacy, independence, personal integrity and judgment.  In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider diversity (including, but not limited to, gender, race, ethnicity, age, experience and skills) and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board.  The Board does not have a formal diversity policy for directors.  However, the Board is committed to an inclusive membership.  Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process.  Incumbent directors who are being considered for re-nomination are re-evaluated both on their performance as directors and their continued ability to meet the required qualifications.

The Safety and Sustainability Committee

On May 21, 2021, the Board changed the name of its former Health, Safety, Environment and Public Affairs Committee to the Safety and Sustainability Committee.  The Safety and Sustainability Committee held one meeting in 2021.  The Safety and Sustainability Committee’s primary responsibility is for management of health, safety, loss prevention, operational security, sustainable development, environmental management and affairs, community relations, human rights, government relations and communications issues relating to the Company, including compliance with laws and regulations. The Committee’s primary purposes are to:

(1)provide advice, counsel, and recommendations to management on:
(a)	health, safety, loss prevention issues and operational security; and
(b)	issues relating to sustainable development, environmental management and affairs, community relations, human rights, government relations and communications; and
(2)	assist the Board in its oversight of:
(a)	health, safety, loss prevention and operational security issues relating to the Company;
(b)	sustainable development, environmental affairs, relations with communities and civil society, government relations, communications issues and human rights relating to the Company;
(c)	the Company’s compliance with regulations and policies that provide processes, procedures, and standards to follow in accomplishing the Company’s goals and objectives relating to:
(i)	health, safety, loss prevention issues and operational security; and
(ii)	sustainable development, environmental management affairs, community relations, human rights, government relations and communications issues; and

(d)management of risk related thereto.

Code of Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers, which is applicable to the Company’s executive chairman, chief executive officer, chief financial officer, chief accounting officer, general counsel, controller, and treasurer, and a Code of Business Conduct and Ethics, which is applicable to all directors, officers, and employees.  Copies of the codes are available on the Company’s website at https://westwaterresources.net/corporate/corporate-governance/ or in print, without charge, to any stockholder who sends a request to the office of the Corporate Secretary of Westwater Resources, Inc. at 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.  In the event that the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics for Senior Financial Officers that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, or certain other senior officers and requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons for the amendment or waiver on the Company’s website or, as required by NYSE American rules, file a Current Report on Form 8-K with the SEC reporting the amendment or waiver.

The Company’s Internet website address is provided as an inactive textual reference only.  The information provided on the website is not incorporated into, and does not form a part of, this proxy statement.

Related Party Transactions

The Company’s general policy with respect to related party transactions is included in its Code of Business Conduct and Ethics, the administration of which is overseen by the Audit Committee.  Directors and officers are required to report any transaction that the Company would be required to disclose pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K (a “Related Party Transaction”) to the Audit Committee.

The Company collects information about potential Related Party Transactions in its annual questionnaire completed by directors and officers.  Potential Related Party Transactions are subject to the review and approval of the non-interested members of the Audit Committee.  In determining whether to approve any such transaction, the Audit Committee will consider such factors as it deems relevant, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s length negotiations with an unrelated third party.

Board Oversight of Risk Management

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company.  The Board relies upon the President and Chief Executive Officer to supervise day-to-day risk management, who reports directly to the Board and certain Committees on such matters as appropriate.

The Board is also responsible for oversight of the Company’s efforts to address ESG matters.  The Company has a long history of environmental leadership, especially with regard to state and federal regulations as they apply to our former uranium operations.  In addition, we have performed our work without serious injury for several years – emblematic of our approach to safe work practices, procedures and leadership.  As part of our environmental sustainability efforts as we develop our graphite business, the Westwater team has developed, and made a provisional patent application for, a process that purifies graphite with a lighter environmental footprint than processes used by others in our business.  Also, as part of our ongoing efforts to provide for diversity at the Board of Directors, two-third of the independent Directors are females.

The Board delegates certain oversight responsibilities to its Committees.  For example, while the primary responsibility for financial and other reporting, internal controls, compliance with laws and regulations and ethics rests with the management, the Audit Committee provides risk oversight with respect to the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and corporate policies and controls, and the independent auditor’s selection, retention, qualifications, objectivity and independence.  Additionally, the Compensation Committee provides risk oversight with respect to the Company’s compensation programs, and the Nominating and Corporate Governance Committee provides risk oversight with respect to the Company’s governance structure and processes and succession planning.  The Board and each Committee consider reports and presentations from the members of management responsible for the matters considered to enable the Board and each Committee to understand and discuss risk identification and risk management.

AUDIT COMMITTEE REPORT

The Audit Committee, operating under a written charter adopted by the Board, reports to and acts on behalf of the Board by providing oversight of the Company’s independent auditors and the Company’s financial management and financial reporting procedures.  Management has primary responsibility for preparing the Company’s financial statements and establishing and maintaining effective internal financial controls and for the public reporting process.  Moss Adams LLP, the Company’s independent registered public accountants, is responsible for auditing those financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed with management and Moss Adams LLP the audited financial statements for the year ended December 31, 2021, the Moss Adams audit fees, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee has discussed with Moss Adams LLP the matters that are required to be discussed by the applicable Public Company Accounting Oversight Board and SEC standards.  Moss Adams LLP has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Moss Adams LLP’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Moss Adams LLP that firm’s independence.  The Audit Committee also concluded that Moss Adams LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with Moss Adams LLP’s independence.

Based on the considerations referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2021, be included in the Company’s Annual Report on Form 10-K for 2021 and selected Moss Adams LLP as the independent registered public accountants for the Company for 2022.

The Report was submitted by the following members of the Audit Committee of the Board:

Deborah A. Peacock, Chair

Tracy D. Pagliara

Karli S. Anderson

The information contained in the foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

DIRECTOR COMPENSATION

Annual Compensation

In 2021, following the annual stockholders meeting on May 21, 2021, the annual cash retainer of non-employee directors increased from $50,000 to $60,000, earned at a rate of $15,000 per quarter.  The compensation of the Company’s Chairman of the Board, Mr. Cryan, was increased following the annual stockholders meeting from $27,500 per quarter, to $35,000 per quarter.  Effective February 26, 2022, Mr. Cryan is paid an additional $12,500 per month for his service as Executive Chairman.  All of the Company’s directors are also reimbursed for reasonable out-of-pocket expenses related to attendance at Board and Committee meetings.

In addition, compensation for each non-employee director for each committee served upon increased from $1,250 per quarter to $2,500 per quarter, with the Chair of each committee earning an additional $2,500 per quarter for such service.

Also, each non-employee director was provided with a stock award valued at $70,000 following the annual general meeting of stockholders held in May 2021.

The following table summarizes all compensation earned by non-employee directors in the year ended December 31, 2021.

	Fees Earned
	or	Stock
	Paid in Cash	Awards	Total
Name	($)	($) (1)	($)
Terence J. Cryan +	150,495	70,000	220,495
Tracy D. Pagliara	80,247	70,000	150,247
Karli S. Anderson	90,247	70,000	160,247
Deborah A. Peacock	82,198	70,000	152,198

+	Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result he is no longer an Independent Director.
(1)

Represents the grant date fair value of equity awards granted during 2021 in accordance with FASB ASC Topic 718. See Note 8—Stock Based Compensation of the Notes to Consolidated Financial Statements in Item 8 of the Annual Report on Form 10 K for a discussion of valuation assumptions for stock and option awards.

The number of Restricted Stock Units (“RSUs”) and vested and unvested stock options held by each non-employee director at fiscal year-end 2021 is shown below:

	Number of	Number of	Restricted
Name	Vested Options	Unvested Options	Stock Units
Terence J. Cryan +	32,397	21,256	—
Tracy D. Pagliara	32,397	21,256	—
Karli S. Anderson	31,451	21,256	—
Deborah A. Peacock	31,451	21,256	—

+	Mr. Cryan was an Independent Director through February 25, 2022. He became Executive Chairman on February 26, 2022, and as a result he is no longer an Independent Director.

PROPOSAL 2

AMENDMENT TO OUR 2013 OMNIBUS INCENTIVE PLAN

The Westwater Resources, Inc. 2013 Omnibus Incentive Plan (the “Incentive Plan”) is the sole active plan that provides for equity incentive compensation to our eligible directors, officers, employees, and consultants.  The Board believes that the Incentive Plan is in the best interests of the Company and our stockholders as equity awards help to attract, retain, and motivate the directors, officers, and employees of the Company to achieve long-term performance goals and enable them to participate in the long-term growth of the Company.  In addition, the Board views equity awards as an important form of compensation for our executive officers, which aligns the interests of the stockholders and the Company’s executive officers.

Stockholders originally approved the Incentive Plan at our annual meeting on June 4, 2013.  Over the ensuing 8½ years, the Incentive Plan was utilized by the Board to make awards to eligible directors, officers, employees, and consultants, and the stockholders routinely approved amendments to the Incentive Plan to increase the number of shares available for that purpose.  When the last amendment to the Incentive Plan was approved by the stockholders on May 21, 2021, the Board anticipated that the number of shares then available within the Incentive Plan would be sufficient for approximately two years of awards, i.e., through the remainder of 2021 and through at least all of 2022.  The Board has concluded that sufficient shares still remain in the Incentive Plan, and so this year’s amendment does not seek to increase the number of shares.

When approved by the stockholders on June 4, 2013, the Incentive Plan had a specified term of ten (10) years, meaning that it would expire (unless extended) on June 4, 2023.  The Board has determined that it is in the best interest of the stockholders and the Company to ensure the continued availability of the Incentive Plan.  Accordingly, on March 11, 2022, the Board authorized, subject to stockholder approval, an amendment to the Incentive Plan to extend its term by five (5) years or until June 4, 2028.

The following table summarizes the number of shares of common stock subject to outstanding equity awards under the Incentive Plan and our prior equity plans, along with the shares remaining available for issuance under the Incentive Plan, in each case as of March 3, 2022:

		As a % of Common Stock
	Numbers of Shares	Outstanding (1)
Stock options outstanding (2)	277,576	0.79%
Restricted stock units outstanding	247,761	0.70%
Restricted stock awards outstanding	—	—
Shares available for grant	1,268,108	3.59%

(1)	Based on 35,279,563 shares outstanding as of December 31, 2021.
(2)	The weighted average exercise price of the outstanding stock options as of December 31, 2021, was approximately $6.18 per share.

Reasons for Approval

We have made strides to better position the Company for growth and future success by embarking on a growth strategy in the battery materials and energy storage industry.  We are committed to further improving the Company’s performance, and significant continued effort, focus and dedication will be necessary from our management and employees to do so.  We believe it will be critical to our future success that we take steps to maintain the competitiveness of our incentive pay programs and that we continue to tightly align these incentive opportunities with the interests of our stockholders.

To achieve these critical objectives, as discussed more fully below, we are seeking to extend the term of the Incentive Plan for an additional 5 years, or until June 4, 2028.

Retaining and Attracting Employees

Our ability to recruit, retain, reward, and motivate employees and officers depends in part on our ability to offer competitive equity compensation. We believe we would be at a competitive disadvantage if we could not continue to use equity awards to recruit and compensate these individuals.

Aligning our Employees’ Interests with our Stockholders

We believe that the use of equity awards as part of our compensation program is important to our continued success because it fosters a pay for performance culture, which is an important element of our overall compensation program.  We believe equity compensation motivates employees to create stockholder value because the value employees realize from equity compensation is directly aligned with creation of stockholder value as reflected by the share price of the Company.

As discussed above, we believe that equity compensation aligns the goals and objectives of our employees with the interests of our stockholders and promotes a focus on long-term value creation.  This long-term alignment between our employees and the interests of our stockholders is critical as our management strives to execute on our vision and growth plans.  Equity awards that are subject to time-based and performance-based vesting criteria are designed to help retain our management and employees and will motivate them to attain our potential.

If we do not have the flexibility to grant equity awards made available under the amendment to the Incentive Plan, we may need to increase the cash component of our employees’ compensation in order to remain market competitive.  Increasing cash compensation would increase our cash compensation expense and would divert cash that could otherwise be invested in the Company’s business.

We are requesting approval of the amendment to the Incentive Plan in order to continue to recruit and retain the key employee talent that is vital to the execution of our vision and growth plans and to continue to tightly align compensation opportunities with the creation of stockholder value.

Corporate Governance Considerations

As discussed in more detail below, our Incentive Plan includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

●	No “Evergreen Provision.” The Incentive Plan specifies a fixed number of shares available for future grants and does not provide for any automatic increase based on the number of outstanding shares of our common stock.
●	No Discounted Awards. The Incentive Plan prohibits the granting of stock options and stock appreciation rights with an exercise or grant price that is less than the fair market value of our common stock on the date.
●	No Re-pricing without Stockholder Approval. The Incentive Plan prohibits the re-pricing of stock options and stock appreciation rights, without first obtaining the approval of our stockholders.

Description of the Incentive Plan

Including the proposed amendment, the following is a general description of the material features of the Incentive Plan and its operation.  A copy of the Incentive Plan is attached as Appendix B to this Proxy Statement.  The description below is qualified in its entirety by the detailed provisions of the Incentive Plan, which are set forth in Appendix B, and the proposed amendment, which is set forth in Appendix A.  Because participation in and the types of awards to be granted under the Incentive Plan are subject to the discretion of our Compensation Committee, the benefits or amounts that will be received by any participant or group of participants are not currently determinable.

Eligibility

All of our officers, directors and employees, and the officers, directors and employees of our subsidiaries and affiliates, are eligible to receive awards under the Incentive Plan.  In addition, consultants, advisers, and certain other individuals whose participation in the Incentive Plan is determined to be in the best interests of the Company by the Compensation Committee may participate.  However, non-qualified stock options are only available to our employees.  As of December 31, 2021, 11 individuals were eligible to receive awards under the Incentive Plan.

Administration of the Incentive Plan

The Incentive Plan is administered by our Compensation Committee, and our Compensation Committee determines all awards, all terms and conditions of awards. and the number of shares of common stock subject to awards under the Incentive Plan for officers, employees, and consultants.  The Nominating and Corporate Governance Committee determines the number of shares of common stock subject to awards under the Incentive Plan for non-employee directors.  Each member of our Compensation Committee and each member of our Nominating and Corporate Governance Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.  Our Compensation Committee also interprets the provisions of the Incentive Plan.  During any period of time in which we do not have a Compensation Committee, the Incentive Plan will be administered by the Board of Directors or another committee appointed by the Board of Directors. References herein to our Compensation Committee include a reference to the Board of Directors or another committee appointed by the Board of Directors for those periods in which the Board of Directors or such other committee appointed by the Board of Directors is acting.

Stock Authorization

The maximum number of shares of common stock available for awards under the Incentive Plan is equal to the sum of (x) 1,268,108 shares that existed within the Incentive Plan on March 3, 2022, plus (y) the number of shares available for awards under our prior equity plans as of June 4, 2013, including any awards made under those plans that terminate by expiration, forfeiture, or cancellation.

The maximum number of shares of common stock subject to options or stock appreciation rights that can be issued under the Incentive Plan to any person is 400,000 shares in any single calendar year.  The maximum number of shares that can be issued under the Incentive Plan to any person other than pursuant to an option or stock appreciation right is 400,000 shares in any single calendar year. The maximum amount that may be paid as a cash-settled performance-based award for a performance period of twelve months or less to any person eligible for an award is $400,000 and the maximum amount that may be paid as a cash-settled performance-based award for a performance period of greater than twelve months to any person eligible for an award is also $400,000.

Share Usage

Each share subject to an award, including through dividend reinvestment rights, is counted against the share issuance limit on a one-for-one basis.  The number of shares subject to a stock appreciation right is also counted against the share issuance limit on a one-for-one basis, regardless of the number of shares actually issued to settle the stock appreciation right.  An award that, by its terms, cannot be settled in shares of stock will not count against the share issuance limit.

No Repricing

Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would reduce the exercise price of the stock option or stock appreciation right or would replace any stock option or stock appreciation right with an exercise price above the current market price with cash or another security, in each case without the approval of our stockholders (although appropriate adjustments may be made to outstanding stock options and stock appreciation rights to achieve compliance with applicable law, including the Internal Revenue Code).

Types of Awards Available Under the Incentive Plan

The Incentive Plan allows for several different types of awards and sets forth the various terms and conditions associated with those awards.  In sum, the following six type of awards can be made:  (1) stock options including those that do not qualify as incentive stock options; (2) stock awards including restricted stock, unrestricted stock, and stock units; (3) stock appreciation rights; (4) performance-based awards; (5) dividend equivalents; and (6) other equity-based awards, including those payable in cash, as determined by the Compensation Committee.  For a complete description of each award and their specific terms and conditions, see Appendix B.

Recoupment

Award agreements for awards granted pursuant to the Incentive Plan provide for mandatory repayment by the recipient to us of any gain realized by the recipient to the extent the recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or upon termination for “cause” as defined in the Incentive Plan, applicable award agreement, or any other agreement between us and the grantee.  Awards are also subject to mandatory repayment to the extent the grantee is or becomes subject to any clawback or recoupment right we may have or to the extent any law, rule or regulation imposes mandatory recoupment.

Change in Control

If the Company experiences a change in control in which outstanding awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity:  (i) except for performance-based awards, all shares of restricted stock and restricted stock units will vest and the underlying shares of common stock and all dividend equivalent rights will be delivered immediately before the change in control; and (ii) either or both of the following actions will be taken: (a) all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon the completion of the change in control, or (b) the Compensation Committee may elect, in its sole discretion to cash out all options, stock appreciation rights, restricted stock and stock units before the change in control for an amount equal to, in the case of restricted stock or stock units, the formula or fixed price per share paid to stockholders pursuant to the change in control, in the case of options or stock appreciation rights, such formula or fixed price reduced by the option price or stock appreciation right price applicable to the award.  In the case of performance-based awards denominated in shares of common stock, if more than half of the performance period has lapsed, the awards will be converted into shares of restricted stock or stock units based on actual performance to date.  If less than half of the performance period has lapsed, or if actual performance is not determinable, the awards will be converted into shares of restricted stock or stock units assuming target performance has been achieved.

A change in control under the Incentive Plan occurs if:

●	a person, entity or affiliated group (with certain exceptions, including for certain existing stockholders) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;
●	individuals who constitute the Board cease for any reason to constitute a majority of the Board of Directors, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose;
●	the Company consolidates or merges with or into any other entity, or any other entity consolidates or merges with us, other than any such transaction in which the 100% of the total combined voting power of our outstanding securities remains with the holders of securities who held such voting power immediately prior to such transaction; or
●	the Company sells or disposes of all or substantially all of its assets.

Adjustments for Stock Dividends and Similar Events

The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares of common stock available for issuance under the Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.

Amendment or Termination

The Board of Directors may amend, suspend or terminate the Incentive Plan at any time; provided that no amendment, suspension or termination may adversely impair the benefits of participants with outstanding awards without the participants’ consent or violate our plan’s prohibition on repricing.  Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements.  Our stockholders also must approve any amendment that changes the no-repricing provisions of the Incentive Plan.  The Incentive Plan has a term that expires ten years after stockholder approval of the plan, i.e., on June 4, 2023, but it may be earlier terminated by the Board of Directors at any time.  With this amendment the Board has approved, subject to stockholder approval, changing the term by adding another five years or until June 4, 2028.

Equity Compensation Plan Information

The table appearing on page 22 provides information as of December 31, 2021,with respect to the shares of the Company’s common stock that may be issued under the equity compensation plans of the Company.  Our only active equity plan is our Incentive Plan.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company.  A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”).  We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of a subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain.  We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income.

Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company.  Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.  Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture).  The fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. There are no immediate tax consequences of receiving an award of stock units under the Incentive Plan.  A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the Incentive Plan.  Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise.  We will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE WESTWATER RESOURCES, INC. 2013 OMNIBUS INCENTIVE PLAN, EXTENDING THE TERM OF THE PLAN BY FIVE YEARS UNTIL JUNE 4, 2028.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2021, with respect to the shares of common stock that may be issued under our equity compensation plans.

Number of securities
		Weighted	remaining available
	Number of shares	average exercise	for future issuance
	issuable under	price of	under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
	and rights	and rights	reflected in column(a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)	662,580	$6.18	1,236,658

(1)	Includes the Incentive Plan, Amended and Restated 2004 Directors’ Stock Option and Restricted Stock Plan and the 2004 Stock Incentive Plan. The Incentive Plan is the only equity compensation plan under which the Company currently issues equity awards. As of June 4, 2013, the Incentive Plan superseded all prior plans.
(2)	Weighted average exercise price of outstanding options only.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Executive Officers

The executive officers serve at the discretion of the Board. All officers are employed on a full-time basis.  The following table identifies the Company’s executive officers as of February 26, 2022.

Name	Age		Position
Terence J. Cryan	59	*	Executive Chairman
Chad M. Potter	46	+	President and Chief Executive Officer
Jeffrey L. Vigil	68		Vice President—Finance, Chief Financial Officer & Treasurer
Steven M. Cates	42		Chief Accounting Officer and Controller
John W. Lawrence	60	**	General Counsel & Corporate Secretary

*	Mr. Cryan began serving as Executive Chairman on February 26, 2022.
+	Mr. Potter was appointed President and CEO on February 26, 2022, replacing Mr. Jones in those roles. Mr. Jones retired on February 25, 2022.
**

Mr. Lawrence has been serving in a contractual capacity as General Counsel since October 2012 and as Corporate Secretary since May 2013.  Mr. Lawrence joined the Company as an employee on February 26, 2022, and he will continue to serve as General Counsel and Corporate Secretary.

Terence J. Cryan – please see above under “Proposal 1:  Election of Directors” for information about Terence J. Cryan, the Company’s Executive Chairman

Chad M. Potter – please see above under “Proposal 1: Election of Directors” for information about Chad M. Potter, the Company’s President and Chief Executive Officer.

Jeffrey L. Vigil joined the Company as Vice President—Finance and Chief Financial Officer in June 2013.  Mr. Vigil is a mining industry financial veteran with more than thirty years of financial management experience in both production stage and development stage enterprises.  Previously, he served in various financial positions, including Chief Financial Officer, at Energy Fuels, a uranium company, from April 2009 to May 2013, where he was responsible for financial and management reporting, equity financings, tax planning and compliance, treasury functions and risk management.  Mr. Vigil also managed financial, operational, and legal due diligence for a number of acquisitions.  Prior to Energy Fuels, he served as Chief Financial Officer for Koala Corporation.  Mr. Vigil is a graduate of the University of Wyoming with a Bachelor of Science degree in Accounting and is a licensed Certified Public Accountant in the State of Colorado.

Steven M. Cates joined the Company as Chief Accounting Officer and Controller in May 2021.  Mr. Cates has over 20 years of financial and accounting experience in various industries including mining, oil and gas, real estate, and public accounting.  Prior to joining Westwater, Mr. Cates served as the Vice President - Controller for Apartment Income REIT Corp. (NYSE: AIRC), formerly part of Apartment Investment and Management Company (NYSE: AIV), a real estate investment trust focused on apartment communities, from May 2019 to April 2021.  Prior to his time at Apartment Income REIT Corp., Mr. Cates served as corporate controller for Caliber Midstream Partners, LP, an energy and oil infrastructure company, from September 2016 to May 2019, and previously, Mr. Cates held various accounting and financial reporting roles at American Midstream Partners, LP (2013-2016), Newmont Mining Corporation (NYSE: NEM) (2012-2013), and Thompson Creek Metals Company Inc. (2009-2012).  Mr. Cates began his career at KPMG in 2002, where he most recently served as senior manager for audit and advisory services.  Mr. Cates earned a Bachelor of Science degree in Accounting from the University of Redlands and is a Certified Public Accountant in the State of Colorado.

John W. Lawrence has served the Company in a contractual capacity as General Counsel since October 2012 and as Corporate Secretary since May 2013.  Mr. Lawrence became an employee of the Company in February 2022.  Mr. Lawrence has over thirty-five years of legal and engineering experience for publicly traded companies.  Previously, he served as General Counsel and Corporate Secretary for Ocean Power Technologies, Inc. (NYSE: OPTT), a renewable energy company providing electric power and communications solutions, and related services for remote offshore applications from June 2014 to January 2022.  In addition, he served as General Counsel and Corporate Secretary for Louisiana Energy Services, LLC, a commercial uranium enrichment facility located in New Mexico and operating under the privately-owned, international consortium known as Urenco, from 2003 to 2008.  Prior to 2003 and between 2008 and 2012, Mr. Lawrence was associated with several national law firms including Winston & Strawn, Shaw, Pittman, Potts & Trowbridge, and LeBoeuf, Lamb, Greene & MacRae.  Mr. Lawrence holds a Juris Doctorate from Catholic University and received his Bachelor of Science in Nuclear Engineering from Purdue University.

Previously Dain A. McCoig was identified as an executive officer.  Mr. McCoig joined the Company in 2004 as Plant Engineer and was promoted to Kingsville Dome Plant Supervisor in 2005, Senior Engineer in August 2008, Manager – South Texas Operations in April 2010, Vice President—South Texas Operations in January 2013 and Vice President—Operations in May 2018.  Mr. McCoig earned a Bachelor of Science degree in Mechanical Engineering from Colorado School of Mines in 2002 and attained his certification as a Professional Engineer from the Texas Board of Professional Engineers in 2010.

Compensation Discussion and Analysis

In this section and the sections that follow, we discuss the Company’s compensation philosophy, describe the compensation program for the senior executive team, and address a fundamental objective of aligning executive compensation with the long-term interests of stockholders.  We explain how the Board’s Compensation Committee determines compensation for its senior executives and its rationale for specific 2021 decisions, and we also provide a summary of the recent historical activities by the Compensation Committee that are still relevant to its decision-making.

The Compensation Discussion and Analysis describes the compensation of the named executive officers (“NEOs”) that were in place as of December 31, 2021.  The philosophy presented below is expected to be applied by the Board to the NEOs that will be in place during Fiscal Year 2022 (see above).

Name	Title
Christopher M. Jones +	President, Chief Executive Officer, and Director
Jeffrey L. Vigil	Vice President – Finance and Chief Financial Officer
Dain A. McCoig *	Vice President – Operations

+	Mr. Jones retired from Westwater Resources on February 25, 2022.
*	Mr. McCoig is discussed here as he served as an executive officer in 2021. Mr. McCoig is currently not serving as an executive officer in 2022.

The Company’s executive compensation program is designed to attract and retain qualified management personnel, to align the Company’s management interests with that of its stockholders, and to reward exceptional organizational and individual performance.  Performance of the Company’s executives is evaluated based on financial and non-financial goals that balance achievement of short-terms goals related to the continued improvement of the Company’s business and long-term goals that seek to maximize stockholder value.

Philosophy and Objectives of Our Compensation Plan

The Company’s compensation program is centered around a philosophy that focuses on management retention, alignment of interests between management and the stockholders and pay-for-performance compensation.  The Company believes this philosophy allows the Company to compensate its NEOs competitively, while simultaneously ensuring continued development and achievement of key business strategy goals.  The Compensation Committee firmly believes that the Company’s pay-for-performance philosophy should recognize both short- and long-term performance and should include both cash and equity compensation arrangements that are supported by strong corporate governance, including active and effective oversight by the Compensation Committee.

The Compensation Committee has outlined the following objectives for compensation of our NEOs and considers such objectives in making compensation decisions:

Objective	Description
Attraction and Retention

The Company provides competitive compensation to its NEOs and tieS a significant portion of compensation to time-based and performance-based vesting requirements. Together, these actions help to ensure that the Company can continue to attract and retain key management personnel.

Pay for Performance

A significant portion of each NEO’s compensation is “at-risk” or variable, based on predetermined performance criteria. Such criteria include both short- and long-term goals, as well as financial and non-financial goals. The Compensation Committee considers each of these criteria in making its compensation decisions each year.

Pay Mix	The Company uses a variety of fixed-pay and incentive compensation forms, including cash, stock, options and RSUs.
Alignment of Incentives	The Company requires its CEO and CFO to obtain a significant stock ownership stake in the Company and tie a meaningful portion of NEO compensation to awards that vest over multi-year periods.
Competitive Packages	The Company evaluates its compensation program in an effort to provide a competitive compensation package to each NEO that takes into account their responsibilities, performance and organization.

How Executive Compensation is Determined

Role of the Compensation Committee

The Compensation Committee oversees the Company’s executive compensation programs.  Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to the NEOs and other Company officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board.  Each member of the Compensation Committee is both a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.  No Compensation Committee member participates in any of the Company’s employee compensation programs.  Each year the Company reviews any and all relationships that each director has with the Company, and the Board subsequently reviews these findings.  The responsibilities of the Compensation Committee, as stated in its charter, include the following:

●	review and make such recommendations to the Board as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;
●	review and approve the corporate goals and objectives that may be relevant to the compensation of NEOs and other Company officers;
●	evaluate the performance of the NEOs and other Company officers in light of the goals and objectives that were set and determine and approve the compensation of the NEOs and other Company officers based on such evaluation; and
●	review and approve the recommendations of the CEO with regard to the compensation of all officers of the Company other than the CEO.

Role of Management

The Compensation Committee considers input from the CEO when making executive compensation decisions for the other NEOs and other Company officers.  The CEO’s input is useful because the CEO reviews and observes the performance of the other NEOs and other Company officers.  No other NEO or Company officer is present or privy to the recommendations of the CEO to the Compensation Committee.  The Compensation Committee and the Board of Directors determine the compensation of the CEO without any management input.

Financial and Non-Financial Performance Goals

The Compensation Committee believes that a significant portion of each NEO’s and other Company officer’s compensation should be tied to the Company’s performance measured against specific financial performance targets.  The Company measures financial performance awards against certain operational cost targets, budget targets and exploration, development and production objectives.  The Compensation Committee also believes that a significant portion of compensation for the NEOs and other Company officers should be tied to the creation and protection of stockholder value through the achievement of non-financial performance goals and core values.  Both financial and non-financial performance goals have changed from time to time and will continue to change as the conditions of the Company and the graphite market evolve.  The Company’s core values are identified below.

Continuous improvement in:

●	Safety:
o	Of each other;
o	Of our environment;
o	Of the communities where we work;
o	Of our assets; and
o	Of our reputation.

●	Cost management:
o	Focus on first quartile cost performance; and
o	Effective and efficient use of our stockholder’s assets.

●	Reliability and integrity:
o	Highest level of performance every day;
o	Improving our processes; and
o	Conservative promises well kept.

Peer Group Analysis and Use of Compensation Consultants

The Company has historically evaluated its compensation program against the programs at other companies in order to ensure its compensation program is competitive.  Peer companies were selected based on (i) revenue scope within a reasonable range, (ii) asset size within a reasonable range of the Company’s asset size, and (iii) energy technology companies with operational scope comparable to that of the Company.  During 2021, the Compensation Committee utilized the services of NFP Compensation Consulting (f/k/a Longnecker & Associates) to help identify an appropriate group of peer companies and to assist the Board in structuring Westwater’s long-term incentive program to ensure it was competitive as an incentive and retention program.

2013 Omnibus Incentive Plan

In June 2013, Westwater adopted the 2013 Omnibus Incentive Plan (the “Incentive Plan”) to provide flexibility in structuring its executive compensation program and to ensure that it would have a sufficient number of shares of common stock available for equity-based awards that it expects to make to eligible individuals over the next several years.  The Incentive Plan replaced all prior plans and no more awards were granted under any of the prior plans following the adoption of the Incentive Plan.

The Incentive Plan provides the Compensation Committee substantial flexibility in structuring awards that meet the objectives outlined above.  In particular, the Incentive Plan permits the grant of performance-based and time-based

RSUs, with many possible performance criteria available as the Compensation Committee determines to be appropriate.  In addition to RSUs, the Incentive Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, other equity-based awards and cash bonus awards. All of the Company’s officers, directors and employees, and the officers, directors and employees of our subsidiaries and affiliates are eligible to receive awards under the Incentive Plan.  In addition, consultants, advisors, and certain other individuals whose participation in the Incentive Plan is determined to be in the best interests of the Company by the Compensation Committee may participate.  Incentive share options, however, are only available to employees.  Please see Proposal 2 for further information about the Incentive Plan and a proposed amendment to the Incentive Plan to extend its term for another 5 years or until June 4, 2028.

The Incentive Plan is administered by the Compensation Committee.  The Compensation Committee also interprets the provisions of the Incentive Plan.  The Compensation Committee also determines which officers, employees and consultants if any will receive awards under the Incentive Plan, the types of awards made, the terms and conditions of awards, and the number of shares of common stock subject to an award, if the award is equity-based.

Executive Compensation Elements

The following table illustrates the principal elements of the Company’s executive compensation program, each of which is evaluated and updated on an annual basis by the Compensation Committee:

Pay Element	Characteristics	Primary Objective
Base Salary	Annual fixed cash compensation	Attract and retain qualified and high performing executives
Short-Term Incentive Compensation	Annual compensation based on the achievement of predetermined performance goals	Incentivize NEOs and Company officers to achieve the short-term performance goals established by the Compensation Committee
Long-Term Incentive Compensation	Long-term equity awards granted as time-based and performance-based RSUs or stock options	Retain NEOs and Company officers and align their interests with the interests of the stockholders

In addition to the above-mentioned elements, the Company also provides a retirement, health, and welfare benefit component to the executive compensation program.

Favorable Vote on the Say-on-Pay Proposal in 2021, and Historical Comparison 2018 through 2020

The Board and the Compensation Committee takes stockholder feedback seriously.  The Committee considers the results of the advisory vote of the stockholders at each annual meeting as the Committee completes its annual review of each pay element and the compensation packages provided to our NEOs.

At our 2021 Annual Meeting, 84% of the shares cast on the Say-on-Pay proposal voted to approve the compensation paid to our NEOs, 13% voted against such compensation, and 3% abstained.  Those results are markedly improved from the 2018, 2019 and 2020 Annual Meetings.  The following table illustrates the change over time.  Although results are improving year-over-year, the Board and the Compensation Committee will continue to focus on driving NEO performance against specific goals and ensuring the interest of management and stockholders are aligned properly.

	For Say-on-Pay Proposal	Against Say-on-Pay proposal	Abstain from Say-on-Pay Proposal
2021 Annual Meeting	84%	13%	3%
2020 Annual Meeting	72%	26%	2%
2019 Annual Meeting	39%	45%	16%
2018 Annual Meeting	45%	51%	4%

Due to the results of the Say-on-Pay vote at the 2018 Annual Meeting, the Compensation Committee initiated and directed a comprehensive review of the Company’s compensation policies and practices.  The Board of Directors directed management to contact some of our largest stockholders to determine how the Company could improve its executive compensation practices.  As a result of investor outreach, the Compensation Committee did not award short-term incentive (STI) bonuses to NEOs for 2018.  In addition, since total stockholder return in 2018 did not meet specific performance objectives identified in the 2017 LTI goals set by the Compensation Committee, 2018 performance-based RSUs were forfeited.

Also in direct response to the Say-on-Pay proposal at the 2018 Annual Meeting, the Board of Directors held a meeting on January 29, 2019, and therein appointed Karli S. Anderson to the Compensation Committee, and also appointed her to serve as the new Chair of the Compensation Committee effective immediately.  The former Chair continued to serve on the Compensation Committee until April 18, 2019, when the 2019 annual general meeting of stockholders was held and his term as a director ended.

In direct response to the Say-on-Pay proposals at the 2018 and 2019 Annual Meetings, the Compensation Committee of the Board of Directors held meetings in August 2019 and therein directed the Westwater management team to prepare a survey of stockholders in order to solicit their input regarding the Company’s compensation structure for its named executive officers.  On December 7, 2019, the Chairman of the Board approved the survey and issued a letter to the Company’s stockholders encouraging their participation.  Immediately thereafter the Westwater management team posted the survey to the Company’s website, caused the survey also to be posted to the website of a third-party service provider, and sent a broadcast email message to approximately 2,500 addresses from Westwater’s investor relations database alerting them to the availability of the survey.

The survey was posted for approximately three weeks and during that time Westwater received 62 responses, of which 58 responses indicated that they owned Westwater common stock.  All responses were provided anonymously.  The survey revealed that the stockholders are aligned with the Board of Directors in their expectations regarding compensation planning for the Company’s NEOs.  The stockholders agreed with the Board that NEO incentive compensation should emphasize goal achievement, should be “at risk” and should be tied to approved key performance indicators.  In addition, the stockholders agreed that STI and LTI awards should be granted when the Westwater management team is challenged with and achieves goals that include specific performance criteria, but if those criteria are not satisfied, the STI or LTI award should be “at risk” – i.e., the failure to achieve a goal, forfeits in part or in whole the incentive compensation that is tied to the goal.

The survey also reveals that the stockholders would prefer LTI awards issued to NEOs to consist principally of performance-based stock awards and to a lesser extent time-based awards.  When evaluating the long-term performance of the Company’s executive management team, the preference is to reward in greater proportion the achievement of specific goals, with the remainder tied to length of service.  Finally, the surveyed stockholders believe that approximately one-quarter of the total NEO compensation should involve equity compensation.

Deliberations of the Compensation Committee Regarding NEO Performance in 2021

The Compensation Committee of the Board of Directors currently consists of three independent directors:  Ms. Anderson (as Chair), and Tracy D. Pagliara and Deborah A. Peacock.  In 2021, the Compensation Committee held five meetings and its members engaged in numerous additional informal telephone conference calls.  At every meeting in 2021, the Compensation Committee discussed executive compensation issues and made several significant decisions involving the STI plan and the LTI plan for the named executive officers, as follows:

●	On February 8, 2021, the Compensation Committee held a meeting to discuss proposed changes to the compensation for NEOs (and other employees), noted that (in the future) personal goals as well as goals for the Company may become elements of the STI plan, and approved the goals for the FY2021 STI plan. Please see the section below entitled “2021 STI Plan Awards.”
●	On February 15, 2021, the Compensation Committee held a meeting to discuss possible changes to NEO salaries based in part on input from their compensation consultant, NFP Compensation Consulting (f/k/a Longnecker & Associates). The Committee concluded that salaries for NEOs other than the President and CEO should be increased by 7 percent, and that the salary for the President and CEO should be increased by 5 percent – both with retroactive application to January 1, 2021.
●	On May 10, 2021, the Compensation Committee held a meeting to discuss detailed findings and recommendations on NEO compensation from their compensation consultant, NFP Compensation Consulting (f/k/a Longnecker & Associates). The Committee discussed the proper peer group to use when evaluating NEO compensation, and then based upon that peer group concluded that the equity element of the compensation paid was below market. The Committee also discussed and considered how best to align the incentives of management with stockholders in light of Westwater’s strategic transformation to a battery graphite business serving the green energy sector. The Committee reviewed the recommendation to increase the equity compensation as a percentage of base salary for the CEO from 60% to 75%, and for the CFO from 30% to 50%. The Committee also reviewed specific objectives for the performance-based criteria that were under consideration for inclusion in the FY2021 LTI Plan. The Committee decided to delay decisions on these issues until after the 2021 annual meeting of stockholders at which time a proposal would be considered to increase the number of shares available for equity awards from the Incentive Plan.
●	On May 21, 2021, following the 2021 annual meeting of stockholders, the Compensation Committee held a meeting to approve the FY2021 LTI Plan, which included specific objectives for the performance-based criteria. Please see the section below entitled “2021 LTI Plan Awards.” The Committee also approved in increase in the equity compensation as a percentage of base salary for the CEO from 60% to 75%, and for the CFO from 30% to 50%.
●	On December 20, 2021, the Compensation Committee held a meeting to consider whether and to what extent the NEOs had satisfied the FY2021 STI Plan objectives. The Committee considered input from the CEO but made its decisions in executive session. The discussion presented below in the section entitled “2021 STI Plan Awards” includes the decisions made by the Compensation Committee in executive session.
●	On January 18, 2022, the Board held a meeting to discuss whether the NEOs had satisfied the FY2021 LTI Plan objectives. The Committee considered the analysis performed by the CFO that concluded that the total shareholder return (TSR) objectives – for both the 2020 and 2021 plans – had not been satisfied. The Committee considered input from the CEO that the performance objectives had been satisfied. The Board’s decisions, for both the 2021 LTI Plan and the 2020 LTI Plan, based in part on these inputs, is presented below in the sections entitled “2021 LTI Plan Awards” and “2020 LTI Plan Awards.”

2021 Grants of 2021 Plan-Based Awards

2021 STI Plan Awards

The 2021 STI plan goals were approved by the Compensation Committee in February 2021, and those goals are detailed below along with performance success measurements.  On December 20, 2021, the Compensation Committee determined that the management team achieved 82.5 percent of the total STI goals:

●	2021 STI Goal 1: Lost time and environmental incident free, and ESG reporting system in place supporting plan for ISO 14001 adoption, to be public on the Company’s website (weighted at 10%).

o	The Company achieved this goal.

●	2021 STI Goal 2: Feasibility Study completion (weighted at 30%).

o	The Company achieved this goal.

●	2021 STI Goal 3: MOU/LOI with at least 2 lithium-ion battery (“LiB”) customers (weighted at 15%).

o	The Company partially achieved this goal.

●	2021 STI Goal 4: Sample shipments to 10 customers at appropriate quality standards (weighted at 25%).

o	The Company achieved and exceeded this goal, with 13 sample shipments to customers.

●	2021 STI Goal 5: Financing in place for production plant, with significant efforts to achieve debt financing (weighted at 20%).
o	The Company partially achieved this goal. The Committee recognized that the Board had approved Phase 1 production plant construction and the Company has funding in place for non-discretionary expenditures for FY2022, and awarded 50 percent for that effort. The Committee concluded that while conversations about debt financing had been initiated, closing on a financing had not been achieved.

●	2021 LTI Plan Awards

The 2021 LTI plan goals were approved by the Compensation Committee and the Board in May 2021, and those goals are detailed below along with performance success measurements. In January 2022, the Board determinations regarding the LTI goals during 2021 are as follows:

●	2021 LTI Tranche 1 – time-based vesting over three years on December 31st (weighted one-third).

o	On December 31, 2021, all Company personnel included in LTI plan were present.

o	Therefore, the Board vested Tranche 1 in full for the year ending December 31, 2021.

●	2021 LTI Tranche 2 – performance-based vesting over three years (weighted one-third), which for December 31, 2021, was to provide a feasibility study level estimate for capex and opex estimates and preliminary earthworks have begun.

o	On October 11, 2021, the Company completed the definitive feasibility study providing capex and opex estimates. Also in October, the Company purchased two existing buildings that avoided the need to construct new buildings and hence satisfied the intent behind the beginning of preliminary earthworks.

o	Therefore, the Board vested Tranche 2 in full for the year ending December 31, 2021.

●	2021 LTI Tranche 3 – total stockholder return (TSR) performance vesting over three years (weighted one-third) as measured against a custom index, which for the year ending December 31, 2021, is measured from January 1, 2021, to December 31, 2021.
o	The custom index consisted of the Company’s graphite peers as shown below.
o	As compared to that index, the Board concluded that Tranche 3 did not vest for the year ending December 31, 2021.

2021 Grants of 2020 Plan-Based Awards

2020 LTI Plan Awards

The 2020 LTI plan goals were approved by the Compensation Committee and the Board in June 2020, and those goals are detailed below along with performance success measurements.  In January 2022, the Board determinations regarding the LTI goals during 2020 are as follows:

●	2020 LTI Tranche 1 – time-based vesting over three years on December 31st (weighted one-third).
o	On December 31, 2021, all Company personnel included in the LTI plan were present.
o	Therefore, the Board vested Tranche 1 in full for the year ending December 21, 2021
●	2020 LTI Tranche 2 – performance-based vesting over three years (weighted one-third), which for December 31, 2021, was to provide a feasibility level study estimate for capex and opex estimates and construction has started.
o	On October 11, 2021, the Company completed the definitive feasibility study providing capex and opex estimates. In December 2021, work commenced in one of the buildings that qualifies as commencement of construction.
o	Therefore, the Board vested Tranche 2 in full for the year ending December 31, 2021.

●	2020 LTI Tranche 3 – total stockholder return (TSR) performance vesting over three years (weighted one-third) as measured against a custom index, which for the year ending December 31, 2020, is measured from January 1, 2020, to December 31, 2021.
o	The custom index consisted of the Company’s graphite peers as shown below.
o	As compared to that index, the Board concluded that Tranche 3 did not vest for the two-year period ending December 31, 2021.

Graphite Public Peer Group for TSR for 2020 LTI Plan and 2021 LTI Plan

Evaluation of NEO Performance in Fiscal 2021

The 2021 compensation mix for the NEOs demonstrates the Company’s philosophy regarding significant long-term and performance-based compensation.  Approximately 50 percent of the targeted total compensation of the CEO, and approximately 44 percent of the targeted total compensation for all other NEOs, was performance-based and not guaranteed.  The Compensation Committee anticipates granting additional long-term performance-based and time-based equity awards to executive officers during the course of 2022 to continue aligning their long-term incentives with those of stockholders.

The following discussion addresses the components of the compensation policy for NEOs and other Company officers.  As noted, for 2021 the short-term and long-term incentive programs were effective for each NEO during FY2021 – specifically, Christopher M. Jones, Jeffrey L. Vigil and Dain A. McCoig.  Since then, Mr. Jones has retired (effective February 25, 2022).  Effective February 26, 2022, the Board has determined that the following individuals shall be designed as either NEOs or Company officers – specifically, Terence J. Cryan, Chad M. Potter, Jeffrey L. Vigil, Steven M. Cates, and John W. Lawrence.  It is anticipated that the Board will apply the same components of the compensation policy for Fiscal Year 2022 to the NEOs and Company officers.

Base Salary

The Compensation Committee establishes base salaries for our executives based on the scope of their responsibilities and takes into account competitive market compensation paid by comparable mining industry companies.  The Company believes that a competitive compensation program will enhance its ability to attract and retain senior executives. In each case, the Compensation Committee takes into account each officer’s (i) current and prior compensation, (ii) scope of responsibilities, (iii) experience, (iv) comparable market salaries, and (v) the Company’s achievement of performance goals (both financial and non-financial).  The Compensation Committee also (i) has the opportunity to meet with the officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance, and (ii) reviews reports of the CEO presented to the Compensation Committee, evaluating each of the other officers, including a review of their contributions and performance over the past year, strengths, weaknesses, development plans and succession potential.

In fiscal year 2021, the Compensation Committee increased the base salary of the CEO by 5% and the other NEOs by 7% to maintain competitiveness within the industry.  The 2021 base salaries for the NEOs were as follows:

		2021 Base
Name	Title	Salary
Christopher M. Jones +	President and Chief Executive Officer	$334,300
Jeffrey L. Vigil	Vice President – Finance and Chief Financial Officer	$248,900
Dain A. McCoig *	Vice President – Operations	$228,100

+	Mr. Jones retired from Westwater Resources on February 25, 2022.
*	Mr. McCoig is discussed here as he served as a named executive officer in 2021. Mr. McCoig is not serving as a named executive officer in 2022.

For more information about the 2021 base salaries for each of our NEOs, please see “2021 Summary Compensation Table” on page 34.

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare and retirement programs to all eligible employees.  The NEOs and other Company officers generally are eligible for the same benefit programs on the same basis as the rest of employees.  The Company’s health and welfare programs include medical, dental and vision.  In addition to the foregoing, the NEOs and other Company officers are eligible to participate in the following program:

401(k) Profit Sharing Plan. The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company.  All employees are eligible to participate upon the completion of one month of employment, subject to minimum age requirements.  In past years, the Company has made contributions to the 401(k) without regard to current or accumulated net profits of the Company, but stopped those contributions in 2015.  The Company re-enacted matching contributions in January 2021.

No Perquisites

Other than the reimbursement to Messrs. Potter and McCoig for their use of their personal truck for Company business, the Company does not provide any perquisites, whether cash or otherwise, to its NEOs.  In addition, the Company does not provide any tax gross-up for equity awards. Westwater feels that its executive compensation program provides its NEOs with competitive compensation such that the Company does not need to provide any perquisites to achieve the goals of its executive compensation program.

Stock Ownership Policy

The Compensation Committee believes that stock ownership by senior management and stock-based performance compensation arrangements are beneficial in aligning management and stockholders’ interests and serves as an executive retention tool through vesting and post-vesting holding period requirements.  To that end, the employment agreements for each of Mr. Jones and Mr. Vigil establish stock ownership targets for each executive of stock valued at three times the initial base salary of each executive under the employment agreements.  Each of Mr. Jones and Mr. Vigil had five years from his respective employment date to reach the stock ownership target.  As part of our efforts to refinance and restructure the Company, Messrs. Jones and Vigil did not receive long-term incentive grants in some years to facilitate these objectives.  In addition, two reverse stock splits (in 2016 and 2019), executed to maintain compliance with listing requirements at Nasdaq (where the Company’s stock was then trading), significantly reduced the stock ownership of management and resulted, in part, in the NEOs not achieving these stock ownership targets.  The Compensation Committee believes that increased stock ownership awards, commensurate with meeting or exceeding performance goals, is warranted to better align enhanced insider stock ownership of management with the interests of stockholders.

Tax Treatment

The Compensation Committee considers the anticipated tax treatment to the Company when determining executive compensation.  It should be noted that there are many factors which are considered by the Compensation Committee in determining executive compensation, and the Compensation Committee retains flexibility in establishing the Company’s executive compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

This Report was submitted by the following members of the Compensation Committee of the Board:

Karli S. Anderson, Chairman

Tracy D. Pagliara

Deborah A. Peacock

The information contained in the foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into a future filing under the Securities Act or the Exchange Act, except to the extent Westwater specifically incorporates this Report by reference therein.

2021 Summary Compensation Table

The following table sets forth information regarding 2021 and 2020 compensation for each of Christopher M. Jones, President and CEO of the Company, and the next two most highly-compensated executive officers, collectively our NEOs.

			Option		All Other
		Salary	Awards		Compensation
Name and Principal Position	Year	($)	($)(1)	Bonus ($)	($)(2)	Total ($)
Christopher M. Jones	2021	334,300	250,725	206,848	8,391	800,264
President and CEO	2020	318,360	191,016	191,016	1,253	701,645
Jeffrey L. Vigil	2021	248,900	124,450	102,671	6,184	482,205
Vice President – Finance and CFO	2020	232,625	69,788	69,788	814	373,015
Dain A. McCoig	2021	228,100	68,430	56,455	55,216	408,201
Vice President – Operations	2020	213,110	63,933	63,933	1,253	342,229

Mr. Jones retired from the Company on February 25, 2022.

(1)	See Note 8 – Stock Based Compensation of the Notes to Consolidated Financial Statements in this Form 10-K for the year ended December 31, 2021 for a discussion of valuation assumptions for the stock awards. The stock awards column presents the aggregate grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718.
(2)	Includes life insurance premiums paid by the Company on behalf of the named officer and the Company’s match on the officers 401k contributions; as well as a relocation cost reimbursement and auto allowance for Mr. McCoig.

2021 Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2021, for the NEOs.  The table also shows unvested and unearned stock awards and RSUs assuming a market value of $2.15 per share, the closing market price of Westwater’s stock on December 31, 2021.

		Option Awards				Stock Awards
		Number of	Number of			Equity Incentive	Equity Incentive
		Securities	Securities			Plan Awards:	Plan Awards:
		Underlying	Underlying			Number of	Market or Payout
		Unexercised	Unexercised	Option		Unearned Shares,	Value of Unearned
	Vesting	Options	Options	Exercise	Option	Units or Other	Shares, Unites or Other
	Commencement	(#)	(#)	Price	Expiration	Rights That Have	Rights That Have
Name	Date	Exercisable	Unexercisable	($)	Date	Not Vested (#)	Not Vested ($)
Christopher M. Jones	3/12/2013	92	—	1,638.00	3/12/2023	126,528	272,035
	7/19/2018	3,829	—	19.25	7/19/2028	—	—
	4/18/2019	9,520	—	19.25	4/18/2029	—	—
Jeffrey L. Vigil	7/19/2018	1,392	—	19.25	7/19/2028	54,587	117,362
	4/18/2019	3,462	—	19.25	4/18/2029	—	—
Dain A. McCoig	7/19/2018	1,276	—	19.25	7/19/2028	38,406	82,573
	4/18/2019	3,171	—	19.25	4/18/2029	—	—

Mr. Jones retired from the Company on February 25, 2022.

Potential Payments Upon Termination or Change in Control

Employment Agreements as of December 31, 2021

The employment agreements with Messrs. Jones and Vigil provide that, in the event of a change of control, if either executive is terminated without cause (as defined therein), demoted or has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein), the Company will pay severance in an amount equal to two years of base salary in the case of Mr. Jones and one-and-one-half year of base salary in the case of Mr. Vigil, in each case in a lump sum within 30 days after his termination or termination of the agreement.  If the Company otherwise terminates either executive, including following the disability of either executive, without cause, or fails to renew either employment agreement, or either executive otherwise terminates his employment for good reason, the Company will pay severance in an amount equal to one year of base salary in the case of Mr. Jones and six months of base salary in the case of Mr. Vigil, in each case in a lump sum within 30 days after the termination date.  The employment agreements automatically terminate upon the death of the executive.  Mr. Jones retired from the Company on February 25, 2022.

The employment agreements define “change of control” as (i) any person or group of affiliated or associated persons acquires more than 50% of the voting power of the Company; (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the dissolution of the Company; (iv) a majority of the members of the Board are replaced during any 12-month period; or (v) the consummation of any merger, consolidation, or reorganization involving the Company in which, immediately after giving effect to such merger, consolidation or reorganization, less than 50.1% of the total voting power of outstanding stock of the surviving or resulting entity is then “beneficially owned” (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by the stockholders of the Company immediately prior to such merger, consolidation or reorganization.

The Compensation Committee believes such agreements are useful in recruiting and retaining executives, provide continuity of management in the event of an actual or threatened change in control and provide the executives with the security to make decisions that are in the best long-term interest of the stockholders.

Equity Awards

In addition, upon a change in control, the stock options granted under the Company’s 2004 Stock Incentive Plan, the restricted stock granted under the Company’s 2007 Restricted Stock Plan and any awards under the Company’s 2013 Omnibus Incentive Plan will immediately vest in full, to the extent not already vested, for all NEOs.

The Compensation Committee believes that the above-mentioned vesting and acceleration is appropriate on the basis that our NEOs should receive the full benefit of such awards in the event of a change in control.

The following table shows the payments and benefits that would be made to our NEOs, assuming a qualifying termination or a qualifying termination following a change in control if that termination occurred on December 31, 2021.

Mr. Jones retired from the Company on February 25, 2022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, and persons who own more than ten percent of any class of the Company's registered securities, to file, in their personal capacities, reports of ownership and changes in ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission.  Based solely on a review of Forms 3, 4 and 5, and amendments thereto, filed during or with respect to the applicable reporting period, and written representations from the applicable reporting persons, we believe all of our officers and directors have complied with all applicable filing requirements during the applicable reporting period hereof, except as follows.

On March 2, 2022, Mr. Lawrence filed one Form 4 one day late, reporting one transaction relating to his grant of restricted stock units that will vest in two equal installments beginning on February 26, 2023.  Mr. Lawrence made good faith efforts to submit the filing on time, but he was unable to make the filing when due, on March 1, 2022, due to the SEC’s delay in processing Mr. Lawrence’s Form ID filing.  The Form ID filing was made on February 23, 2022, and, because of this processing delay, Mr. Lawrence was unable to obtain the EDGAR access codes necessary to make the Form 4 filing on March 1.

Employment Agreements

Christopher M. Jones

On March 12, 2013, the Company entered into an employment agreement with Mr. Jones in connection with his joining the Company as President and CEO.  On February 25, 2022, Mr. Jones retired from the Company and his employment agreement was terminated.  No payments were made to Mr. Jones upon his retirement other than normal course payments for time worked.

Jeffrey L. Vigil

On June 11, 2013, the Company entered into an employment agreement with Mr. Vigil in connection with his joining the Company as Vice President – Finance and CFO, which was subsequently amended on May 22, 2017.  Pursuant to his employment agreement, Mr. Vigil is entitled to an annual base salary, which was set initially at $200,000 and was subject to annual adjustment by the Compensation Committee, has a target bonus equal to 30% of his base salary (which was increased to 50% of his base salary in May 2021), and also provided for a grant of 133 restricted stock units.

The employment agreement, as amended, also provides for potential payments in the event of a change of control (as defined therein), if Mr. Vigil is terminated without cause (as defined therein), demoted or has his responsibilities materially changed, or circumstances arise that constitute good reason (as defined therein). See “Potential Payments Upon Termination or Change in Control” above.

The employment agreement also contains customary confidentiality, non-competition and non-solicitation provisions. Mr. Vigil has agreed not to perform any work in the United States related in any way to uranium mining, or to solicit customers, suppliers or employees of the Company, during the term of the employment agreement and for a period of six month thereafter.

Other Employment Agreements

On February 7, 2022, in conjunction with the retirement of Mr. Jones as President and CEO effective February 25, 2022, Mr. Potter entered into an employment agreement as President and CEO effective February 26, 2022.

On February 9, 2022, also in conjunction with Mr. Jones’ retirement, Mr. Cryan entered into an Executive Chairman Agreement effective February 26, 2022.

On February 21, 2022, Mr. Lawrence entered into an employment agreement effective February 26, 2022.

ADVISORY APPROVAL OF COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, Westwater is asking stockholders to approve the following advisory resolution at the 2022 Annual Meeting of Stockholders:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Company is asking stockholders to approve an advisory resolution on compensation of our named executive officers as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our executive compensation programs and policies and the compensation paid to the named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement.

As described in detail previously under the heading “Compensation Discussion and Analysis” and in the sections that follow thereafter, and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company’s compensation program for the named executive officers is designed to reward exceptional organizational and individual performance. The primary objectives of our compensation program are to (i) enhance the Company’s ability to attract and retain knowledgeable and experienced senior executives, (ii) drive and reward performance which supports Westwater’s core values, (iii) provide a percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria, (iv) require significant stock holdings to align the interests of our CEO and CFO with those of stockholders, and (v) set compensation and incentive levels that reflect competitive market practices.

Although the vote on this proposal is advisory only, the Board and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Board has unanimously appointed Moss Adams LLP to be Westwater’s independent registered public accountants for the year ending December 31, 2022 and has further directed that management submit the appointment of our independent registered public accountants for ratification by the stockholders at the 2022 Annual Meeting.  In recommending ratification by the stockholders of such appointment, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing.

Ratification of the appointment of Moss Adams LLP by the stockholders is not required by law.  As a matter of policy, however, such appointment is being submitted to the stockholders for ratification at the 2022 Annual Meeting because the Audit Committee and the Board believe this to be a good corporate practice.  The persons designated in the enclosed proxy will vote your shares “FOR” ratification unless you include instruction in your signed proxy to the contrary.  If the stockholders fail to ratify the appointment of this firm, the Board will reconsider the matter.

Representatives of Moss Adams LLP are expected to participate in the Annual Meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of Moss Adams LLP should they desire to do so.  None of Westwater’s directors or executive officers has any substantial interest, direct or indirect, in Moss Adams LLP.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF WESTWATER.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by Moss Adams LLP for the audit of Westwater’s annual financial statements for 2021 and 2020.

	2021	2020
Audit fees (1)	$224,005	$276,287
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

(1)	Audit fees include fees for the audits of the Company’s consolidated financial statements and for services that are usually provided by an auditor in connection with statutory and regulatory filings and engagements.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence.  All of the foregoing services were pre-approved by the Audit Committee.

OWNERSHIP OF WESTWATER COMMON STOCK

The table below sets forth information, as of March 3, 2022, regarding the beneficial ownership (as defined by Rule 13d-3(d)(1) under the Exchange Act) of our common stock by each of our directors and named executive officers, and all directors and executive officers as a group.  To the Company’s knowledge, no person or group beneficially owns more than five percent of our common stock.

In accordance with applicable rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, and shares subject to restricted stock units that vest, on, or within 60 days after March 3, 2022.  Shares issuable pursuant to the exercise of stock options, and restricted stock units that vest, on, or within 60 days after March 3, 2022, are deemed outstanding for the purpose of computing the ownership percentage of the person holding such options, or shares subject to restricted stock units, but are not deemed outstanding for computing the ownership percentage of any other person.  The percentage of beneficial ownership for the following table is based on 35,943,923 shares of common stock outstanding as of March 3, 2022.  All officers and directors can be reached at the Company’s corporate office address of 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112.

	Number of Shares of
	Common Stock	Percent
Name of Individual or Group	Beneficially Owned (1)	of Class

Terence J. Cryan	33,052	*
Christopher M. Jones	93,957	*
Tracy D. Pagliara	32,397	*
Karli S. Anderson	31,451	*
Deborah A. Peacock	46,851	*
Jeffrey L. Vigil	44,605	*
Chad M. Potter	7,316	*
Dain A. McCoig	26,929	*
All current directors and executive officers as a group (10 persons) +	343,246	**

+ This category includes Mr. Lawrence.

*	Represents less than 1%.
**	Represents approximately 1%.

(1)	Includes the following shares that directors and executive officers have the right to acquire on March 3, 2022, or within 60 days thereafter, through the exercise of stock options and issuance of stock for vested restricted stock units: Mr. Cryan, 32,397 shares; Mr. Jones, 13,441 shares; Mr. Pagliara, 32,397 shares; Ms. Anderson, 31,451 shares; Ms. Peacock, 31,451 shares; Mr. Vigil, 4,854 shares; Mr. McCoig, 4,447 shares; and all current directors and officers as a group, 152,551 shares. Except as otherwise noted, the directors and executive officers exercise sole voting and investment power over their shares shown in the table and none of the share are subject to pledge. Except as otherwise noted, the directors, director nominees and executive officers exercise sole voting and investment power over their shares shown in the table and none of the share are subject to pledge.

Other Business

The Board knows of no other matters to be brought before the Annual Meeting.  However, if other matters should come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her own judgment on such matters.

Delivery of Stockholder Documents

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Westwater stockholders may be householding our proxy materials, to the extent such stockholders have given their prior express or implied consent in accordance with SEC rules.  A single proxy statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of householding.  If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to Westwater at: Westwater Resources, Inc., Attention: Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, or by calling (303) 531-0516, and we will promptly deliver a separate proxy statement and annual report per your request.  Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of their communications should contact their broker.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company is providing these proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at our Annual Meeting.  The Company has retained Morrow Sodali as its proxy solicitor and will pay Morrow Sodali approximately $20,000.  The Company will bear all expenses incurred in connection with the solicitations of proxies.  In addition to the solicitation of proxies by mail, the Company may ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation.  The Company’s directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person.

Adjournments and Postponements

Although it is not currently expected, the meeting may be adjourned on one or more occasions for the purpose of soliciting additional proxies if a quorum is not present at the meeting.  An adjournment generally may be made with the affirmative vote of the owners of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote thereon if no quorum is present or, if a quorum is present, with the majority of the votes cast.  Any adjournment of the meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the meeting as adjourned.

Future Stockholder Proposals

In order to include a stockholder proposal in Westwater’s proxy statement and form of proxy for the annual meeting to be held in 2023 (the “2023 Annual Meeting”), we must receive the proposal at our principal executive offices, addressed to the Secretary, no later than November 15, 2022, which is 120 calendar days before the anniversary of the date this proxy statement for the 2022 Annual Meeting is released to stockholders.  However, if the date of the 2023 Annual Meeting has been changed by more than 30 days from the anniversary date of the 2022 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Any stockholder proposal or director nomination submitted to us for consideration at the 2023 Annual Meeting but which is not intended to be included in the related proxy statement and form of proxy, must be received between 90 days and 120 days prior to May 10, 2023, which is the first anniversary of the 2022 Annual Meeting, except that if the date of the 2023 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, we must receive the proposal not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the later of 90th day prior to the 2023 Annual Meeting date or the 10th day following the date on which public announcement of the 2023 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the meeting.

Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our Bylaws and the SEC.  In addition, pursuant to the rules and regulations of the SEC, the persons appointed as proxies for the annual meeting to be held in 2023 will have discretionary authority to vote any proxies they hold at such meeting on any matter for which Westwater has not received notice by 45 days prior to the anniversary date on which this proxy statement for the 2022 Annual Meeting is mailed to Westwater stockholders.

Annual Report to Stockholders

We have mailed this proxy statement to each stockholder entitled to vote at the Annual Meeting.  A copy of our 2021 Annual Report to Stockholders accompanies this proxy statement.  You may obtain, at no charge, additional copies of our 2021 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021, by sending us a written request at Westwater Resources, Inc., Attention: Corporate Secretary, 6950 S. Potomac Street, Suite 300, Centennial, Colorado 80112, or by calling (303) 531-0516.

MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by May 10, 2022 8:00 am Central Time. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/WWR delete QR code and control # o∆r scan the≈ QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/WWR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors For Withhold For Withhold For Withhold 01 - Terence J. Cryan 02 - Chad M. Potter 03 - Tracy D. Pagliara 04 - Karli S. Anderson 05 - Deborah A. Peacock For Against Abstain For Against Abstain 2. To approve an amendment to the Westwater Resources, Inc. 2013 Omnibus Incentive Plan to extend the termination date for the Plan by 5 years to June 4, 2028. 3. To provide advisory approval of our executive compensation. 4. To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for 2022. 5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 5 3 8 3 2 5 03LTJD MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 – 4. Annual Meeting Proxy Card1234 5678 9012 345

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of Annual Meeting of Stockholders Grand Bohemian Hotel 2655 Lane Park Road Birmingham, Alabama 35233 Proxy Solicited by Board of Directors for Annual Meeting — May 10, 2022 Terence J. Cryan and Chad M. Potter, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Westwater Resources, Inc. to be held on May 10, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder when properly executed. If no such directions are indicated, shares represented by this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Change of Address — Please print new address below. + C Non-Voting Items Proxy — Westwater Resources, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/WWR